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                                                                    EXHIBIT 23.2

                         [STEGMAN & COMPANY LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc. Services Provider Plan of our report dated April 5, 2002, with respect to the financial statements of View Systems, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        STEGMAN & COMPANY

                                        /s/ STEGMAN & COMPANY
                                        -----------------------
                                        Stegman & Company


Baltimore, Maryland
August 8, 2002